EXHIBIT 10.01

STATE OF GEORGIA

COUNTY OF JACKSON

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "Agreement"), is made and entered into this 24th day of December 2010, by and between Andrew Haines of Canton, Ohio, and Michael Taylor of Florida (jointly known as the "Sellers") and Assured Equities IV Corporation (the "Purchaser).

RECITALS

A. Sellers have full ownership, control and licensing rights in and to the Corporation known as "Ultimate Indoor Football League, LLC" (UIFL), an Ohio corporation in good standing.

B. Seller and Purchaser (the "Parties") have reached understandings with respect to: (i) the sale by Seller and the purchase by Purchaser of the entire outstanding capital stock; and (ii) the payment for such Capital Stock, and the Parties desire to reduce such understandings to writing in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby do covenant and agree as follows:

1.

CAPITAL STOCK BEING SOLD AND PURCHASED:

Upon Seller's receipt of the Payment, as defined below, Seller shall transfer, assign and deliver to Purchaser all of his rights, title and interest in and to the UIFL and shall execute any state and/or federal forms necessary to effectuate the transfer.

2.

CONSIDERATION PAYABLE TO SELLER BY PURCHASER: Subject to the terms and conditions of this Agreement, and in consideration of the sale, conveyance, assignment, transfer and delivery by Seller of the UIFL, Purchaser agrees as follows:

2.1 Purchase Price for the UIFL: The purchase price for the UIFL (the "Purchase Price") shall be an amount equal to the sum of One Million Four Hundred Fifty Thousand Dollars ($1,450,000).

2.2 Payment of Purchase Price. Purchaser shall pay Seller a payment of Fifty Thousand and No/100 ($50,000.00) by January 10, 2011, with a Promissory Note for $650,000 bearing interest at 5% annually and which is convertible into Six Hundred Fifty Thousand (650,000) shares of 5% Preferred Stock of Assured equities IV Corporation, a Florida corporation (hereafter "Assured Equities"), having a par value of $1.00 per share and $450,000 cash at closing.

2.3 Consulting Contract. Purchaser and Sellers will enter into a Consulting Agreement for a period of five years for $60,000 per year payable quarterly with the first payment to be paid in 45 days from the closing date.

2.4 Andrew Haines will be given an Employment Contract for a period of fifteen months (15) at an annual salary of $84,000 plus 15% commission on League Sponsorships and League Territory sales that he generates.

2.5 The sellers will have the right to appoint two members to the Board of Directors of Assured at the first Shareholders Meeting after the closing of the sale.

2.6 The sellers will have the option to acquire four (4) team territories in the states of OH, PA, MI, IN, TN, FL, WV or KY without having to pay a territory fee but monthly league fees of $500 would be required to be paid. The sellers may continue to own the Canton Cougars and they will not be required to pay the monthly team fee. The sellers may acquire additional Territory Teams by paying 50% of the current territory fee with a maximum fee of $100,000.

3.

CLOSING: OPEN OFFER.

3.1 The closing of the transaction herein (the "Closing") shall occur on or before 90 days from the date the last party to the Agreement has signed below.

4.

REPRESENTATIONS AND WARRANTIES OF SELLER: Seller hereby represents, warrants, and covenants to Purchaser as follows:

4.1 Authorization, Binding Effect. Seller has the full right and power to enter into and perform Seller's obligations hereunder and has the full right and unencumbered title to the UIFL described above. This Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Seller, constitute the legal, valid and binding obligations of Seller, and Seller is not otherwise prohibited from consummating this transaction. Seller's execution will constitute valid and binding obligations of Seller, enforceable against Seller in accordance with the terms hereof and thereof. Seller will sign a five year non-compete agreement (does not affect the sellers rights to form an Indoor Football League for Women) at closing.

5.

REPRESENTATIONS AND WARRANTIES OF PURCHASER: Purchaser hereby represents, warrants, and covenants to Seller as follows:

5.1 Organization, Good Standing and Corporate Power. Purchaser is a company duly organized, validly existing and in good standing under the laws of the State of Florida with a corporate office in Georgia, with full corporate power and authority to own and lease its properties and to conduct its business as such business now is being conducted.

5.2 Authority. The undersigned does represent and warrant that he has the full legal power and authority to enter into and bind Purchaser to perform this Agreement. Such execution, delivery and performance have been duly authorized by all necessary company action by the Management or other governing body of Purchaser, and this Agreement, upon execution, will constitute valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with the terms hereof and thereof.

6.

AMENDMENTS AND MODIFICATIONS: No amendment or modification of any provision of this Agreement shall be effective unless the same shall be in writing and signed by all of the Parties.

7.

ADDRESSES FOR NOTICES: All communications and notices provided for under this Agreement shall be in writing and shall be mailed or delivered to the Parties at the addresses set for the following their signatures hereto, or, as to each party, at such other address as shall be designated by such party in a written or electronic notice to the other party. All notices given by mail as set forth above shall be deemed delivered three (3) days following the date the same is postmarked and all other notices shall be deemed effective upon receipt.

8.

BINDING EFFECT AND ASSIGNMENT: This Agreement and all agreements and documents delivered in accordance herewith shall be binding upon and inure to the benefit of the Parties, and their respective heirs, successors and assigns; provided, however, that none of the parties shall assign or transfer their rights hereunder without the prior written consent of the other Parties.

9.

GOVERNING LAW: This Agreement and all agreements and documents delivered in accordance herewith shall be deemed to be contracts under the laws of the State of Georgia, County of Jackson and for all purposes shall be construed in accordance with the laws of said State. All parties consent to jurisdiction in Jackson County, Georgia courts for the resolution an any disputes arising under and pursuant to this Agreement.

10.

EXECUTION IN COUNTERPARTS: This Agreement may be executed by the Parties individually or in any combination of the Parties and several separate counterparts, each of which shall be an original and all of which taken together shall constitute on and the same Agreement.

11.

SEVERABILITY: Each of the provisions, covenants and agreements contained in this Agreement is severable from each of the others, and if any provision hereof is prohibited or unenforceable under applicable law, such provision is to be construed so as to be unenforceable without invalidating the remainder thereof or the remaining portions of this Agreement.

12.

ENTIRE AGREEMENT; TIME OF THE ESSENCE; SURVIVAL: This Agreement together with all documents attached hereto or referenced hereto, constitute the entire agreement between the Parties with respect to the transactions contemplated hereby and supersede and are in full substitution for any and all prior agreements and understandings between the Parties relating to such transactions. Time is of the essence of this Agreement. This Agreement shall survive closing.

IN WITNESS WHEREOF, the Parties hereto have hereunto affixed their hands and seals, all as of the day and year first above written.

s/s Andrew Haines
Andrew Haines
Address:
2957 Mill Ridge Circle NW
Canton, OH 44798

s/s Michael Taylor
Michael Taylor
Address:
1461 Haulover Ave.
Spring Hill, FL 34608

Assured Equities IV Corporation

s/s Cecil VanDyke
Cecil VanDyke, Chairman
Address:
77 Acorn Ave
Talmo, Georgia 30575